As filed with the Securities and Exchange Commission on March 1, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

JELD-WEN Holding, Inc.

(Exact name of registrant as specified in its charter)

Delaware	93-1273278
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2645 Silver Crescent Drive

Charlotte, North Carolina 28273

(704) 378-5700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Roya Behnia, Esq.

Executive Vice President, General Counsel

and Chief Compliance Officer

JELD-WEN Holding, Inc.

2645 Silver Crescent Drive

Charlotte, North Carolina 28273

(704) 378-5700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Daniel J. Bursky Mark Hayek Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza New York, New York 10004 (212) 859-8000	Jeffrey Karpf Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 (212) 225-2000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Common Stock, par value $0.01 per share

(1)

An unspecified aggregate initial offering price and number of shares of common stock is being registered as may from time to time be sold at indeterminate prices. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is deferring payment of all of the registration fee. In connection with the securities offered hereby, the registrant will pay “pay-as-you-go registration fees” in accordance with Rule 456(b).

PROSPECTUS

JELD-WEN Holding, Inc.

Common Stock

We may offer and sell from time to time shares of our common stock at prices and on terms that will be determined at the time of the applicable offering. We may offer and sell shares of our common stock through one or more underwriters, dealers or agents, through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers, on a continuous or delayed basis. We provide more information about how shares of our common stock may be offered and sold in the section entitled “Plan of Distribution” beginning on page 13. The applicable prospectus supplement for each offering of our common stock will describe in detail the plan of distribution for that offering.

Additionally, the selling shareholders to be named in the applicable prospectus supplement and their respective transferees, distributees, pledgees, donees, assignees or other successors may offer shares of our common stock from time to time through public or private transactions at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, through one or more underwriters, dealers or agents, through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers, on a continuous or delayed basis. The timing and amount of any such sale are within the sole discretion of the selling shareholders, subject to certain restrictions. The applicable prospectus supplement for each offering of our common stock will describe in detail the plan of distribution for that offering. We will not receive any proceeds from the sale of shares of our common stock by any selling shareholders.

Our common stock is listed on the New York Stock Exchange under the symbol “JELD”.

This prospectus provides you with a general description of our common stock. Each time we or any selling shareholders offer any shares of our common stock pursuant to this prospectus, we will provide you with a prospectus supplement that will contain specific information about the terms of the transaction or transactions in which such shares of common stock are being offered. These supplements may also add, update or change information contained in this prospectus. To understand the terms of the transactions in which shares of our common stock are being offered, you should carefully read this prospectus with the applicable supplements.

Investing in our common stock involves risk. See “Risk Factors” beginning on page 2 of this prospectus and any similar section contained in the applicable prospectus supplement for an offering of our common stock and in the documents incorporated by reference herein and therein to read about factors you should consider before buying such common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is March 1, 2021

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus prepared by or on behalf of us that we have referred you to. None of the Issuer, any selling shareholders or any underwriters have authorized anyone to provide you with additional or different information. We have not authorized anyone to provide you with different information and we take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information contained in this prospectus, any prospectus supplement or any documents incorporated by reference in this prospectus or any prospectus supplement is accurate only as of its respective date, unless we indicate otherwise, regardless of the time of delivery of this prospectus or any prospectus supplement or of any sale of our securities. Our business, financial condition, operating results, and prospects may have changed since such date.

For investors outside the United States: No action is being taken in any jurisdiction outside the United States to permit a public offering of securities or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restriction as to this offering and the distribution of this prospectus applicable to those jurisdictions.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” (“WKSI”) as defined in Rule 405 under the U.S. Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, as any selling shareholders named in a prospectus supplement, shares of our common stock. As allowed by the SEC rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters. Additionally, the rules of the SEC allow us to incorporate by reference information into this prospectus. This means that important information is contained in other documents that are considered to be a part of this prospectus.

This prospectus provides you with a general description of the common stock that may be offered. Each time we or any selling shareholders offer common stock pursuant to this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of the transaction or transactions in which shares of our common stock are being offered. The applicable prospectus supplement may also add, update, change or clarify information contained in or incorporated by reference into this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. If there is any inconsistency between the information in this prospectus and the information in the prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus and any prospectus supplement together with any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents to which we have referred you in the “Where You Can Find More Information” section in this prospectus. Information incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus or any prospectus supplement will supersede the information in this prospectus or such prospectus supplement. Before purchasing any shares of our common stock offered pursuant to this prospectus, you should carefully read this prospectus, any prospectus supplement and any free writing prospectus that is prepared by us or on our behalf or that is otherwise authorized by us, together with the additional information described under the heading “Incorporation of Certain Documents by Reference” in this prospectus.

References in this prospectus to the “registrant,” “JELD-WEN,” “we,” “us” and “our” refer to JELD-WEN Holding, Inc. and its subsidiaries, unless the context requires otherwise.

References in this prospectus to “Onex” refer to Onex Corporation and its affiliates, including funds managed by an affiliate of Onex Partners Manager LP and/or Onex Corporation, as appropriate.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before deciding to purchase any shares of our common stock, you should carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, the other documents incorporated herein by reference, and under similar headings in our subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the other risks and uncertainties described in any applicable prospectus supplement and in the documents incorporated by reference in such prospectus supplement. See the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus. The risks and uncertainties we discuss in any applicable prospectus supplement and the documents incorporated by reference in this prospectus and in any applicable prospectus supplement are those we currently believe may materially affect our company. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial also may materially and adversely affect our business, financial condition, results of operations and the value of our common stock and you may lose all or part of your investment in our common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), which are subject to the “safe harbor” created by those sections. You can generally identify forward-looking statements by our use of forward-looking terminology such as “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “intend”, “may”, “might”, “plan”, “potential”, “predict”, “seek”, or “should”, or the negative thereof or other variations thereon or comparable terminology. In particular, statements about the markets in which we operate, including growth of our various markets, and our expectations, beliefs, plans, strategies, objectives, prospects, assumptions, or future events or performance contained in this prospectus and the documents incorporated by reference in this prospectus are forward-looking statements.

We have based these forward-looking statements on our current expectations, assumptions, estimates, and projections. While we believe these expectations, assumptions, estimates, and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors, including those discussed in this prospectus and in the documents incorporated by reference in this prospectus may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Some of the factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include:

•	negative trends in overall business, financial market and economic conditions, and/or activity levels in our end markets;

•	our highly competitive business environment;

•	failure to timely identify or effectively respond to consumer needs, expectations or trends;

•	failure to maintain the performance, reliability, quality, and service standards required by our customers;

•	failure to successfully implement our strategic initiatives, including JEM;

•	acquisitions or investments in other businesses that may not be successful;

•	adverse outcome of pending or future litigation;

•	declines in our relationships with and/or consolidation of our key customers;

•	increases in interest rates and reduced availability of financing for the purchase of new homes and home construction and improvements;

•	fluctuations in the prices of raw materials used to manufacture our products;

•	delays or interruptions in the delivery of raw materials or finished goods;

•	seasonal business with varying revenue and profit;

•	changes in weather patterns;

•	political, regulatory, economic, and other risks, including pandemics, such as COVID-19, that arise from operating a multinational business;

•	exchange rate fluctuations;

•	disruptions in our operations;

•	manufacturing realignments and cost savings programs resulting in a decrease in short-term earnings;

•	our Enterprise Resource Planning system that we are currently implementing proving ineffective;

•	security breaches and other cybersecurity incidents;

•	increases in labor costs, potential labor disputes and work stoppages at our facilities;

•	changes in building codes that could increase the cost of our products or lower the demand for our windows and doors;

•	compliance costs and liabilities under environmental, health and safety laws and regulations;

•	compliance costs with respect to legislative and regulatory proposals to restrict emission of greenhouse gases;

•	lack of transparency, threat of fraud, public sector corruption, and other forms of criminal activity involving government officials;

•	product liability claims, product recalls, or warranty claims;

•	inability to protect our intellectual property;

•	loss of key officers or employees;

•	pension plan obligations;

•	our current level of indebtedness;

•	risks associated with any material weaknesses in our internal controls;

•	the extent of Onex’s control of us; and

•	other risks and uncertainties, including those discussed under the section entitled “Risk Factors” herein and in the documents incorporated by reference.

Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements contained or incorporated by reference in this prospectus are not guarantees of future performance and our actual results of operations, financial condition, and liquidity, and the development of the industry in which we operate, may differ materially from the forward-looking statements contained or incorporated by reference in this prospectus. In addition, even if our results are consistent with the forward-looking statements contained or incorporated by reference in this prospectus, they may not be predictive of results or developments in future periods.

Any forward-looking statement in this prospectus or the documents incorporated by reference in this prospectus speaks only as of the date of such statement. Except as required by law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus.

THE COMPANY

This summary highlights selected information and does not contain all the information that is important to you. You should carefully read this prospectus, any applicable prospectus supplement, any applicable free writing prospectus and the documents to which we have referred you in “Incorporation of Certain Documents by Reference” in this prospectus for information about us and our financial statements.

We are one of the world’s largest door and window manufacturers, and we hold a leading position by net revenues in the majority of the countries and markets we serve. We design, produce and distribute an extensive range of interior and exterior doors, wood, vinyl and aluminum windows, and related products for use in the new construction, R&R of residential homes, and, to a lesser extent, non-residential buildings.

We market our products globally under the JELD-WEN brand along with several market-leading regional brands, such as Swedoor and DANA in Europe and Corinthian, Stegbar, and Trend in Australia. Our customers include wholesale distributors and retailers as well as individual contractors and consumers. As a result, our business is highly diversified by distribution channel, geography, and construction application.

As one of the largest door and window companies in the world, we have invested significant capital to build a business platform that we believe is unique among our competitors. We operate manufacturing and distribution facilities in 19 countries, located primarily in North America, Europe, and Australia. For many product lines, our manufacturing processes are vertically integrated, enhancing our range of capabilities, our ability to innovate, and our quality control as well as providing supply chain, transportation, and working capital savings. We believe that our manufacturing network allows us to deliver our broad portfolio of products to a wide range of customers across the globe, while improving our customer service and strengthening our market positions.

Our Corporate Information

JELD-WEN, Inc. was initially incorporated as an Oregon corporation in 1960 and JELD-WEN Holding, Inc. was initially incorporated as an Oregon corporation in 1999. On May 31, 2016, JELD-WEN Holding, Inc. reincorporated as a Delaware corporation. In February 2017, we completed an initial public offering of our common stock on the New York Stock Exchange under the symbol “JELD.”

JELD-WEN Holding, Inc. is a holding company that conducts its operations through its direct and indirect subsidiaries, primarily JELD-WEN, Inc. and its subsidiaries. Our principal executive offices are located at 2645 Silver Crescent Drive, Charlotte, North Carolina 28273, and our telephone number is (704) 378-5700. We maintain a website on the Internet at http://www.jeld-wen.com. The information contained on, or that can be accessed through, our website is not a part of, and should not be considered as being incorporated by reference into, this prospectus.

USE OF PROCEEDS

Unless we specify otherwise in the applicable prospectus supplement or a free writing prospectus, we expect to use the net proceeds, if any, from the sale of shares of our common stock offered by us hereby for general corporate purposes, which may include:

•	acquisitions of assets and businesses;

•	repayment of outstanding indebtedness; and

•	general working capital.

Any specific allocation of the net proceeds of an offering of shares of our common stock to a specific purpose will be determined at the time of such offering and will be described in the related supplement to this prospectus.

We will not receive any proceeds from the sale of shares of our common stock by any selling shareholder.

DESCRIPTION OF CAPITAL STOCK

The following is a description of our capital stock and the material provisions of our amended and restated certificate of incorporation (our “certificate of incorporation”) and second amended and restated bylaws (our “bylaws”). The following is only a summary and is qualified by applicable law and by the provisions of our certificate of incorporation and our bylaws and other agreements, copies of which are available as set forth under the caption entitled “Where You Can Find More Information” and incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

General

As of the date of this prospectus, our authorized capital stock consists of 900,000,000 shares of common stock, par value $0.01 per share and 90,000,000 shares of undesignated preferred stock, the rights, preferences, and privileges of which may be designated from time to time by our board of directors. The rights and privileges of holders of our common stock are subject to any series of preferred stock that we may issue in the future.

As of February 19, 2021, there were 100,835,851 outstanding shares of common stock (excluding 4,339,610 shares of our common stock issuable upon exercise of outstanding stock options or settlement of restricted stock units) and no outstanding shares of preferred stock.

Common Stock

Voting Rights. Each outstanding share of common stock is entitled to one vote on all matters with respect to which the holders of our common stock are entitled to vote.

Dividend Rights. Subject to preferences that may apply to shares of preferred stock outstanding at the time, holders of our outstanding common stock are entitled to any dividend declared by the board of directors out of funds legally available for this purpose. However, provisions of the agreements governing our indebtedness from time to time may impose restrictions on our ability to declare dividends on our common stock. Dividends paid in shares of our common stock must be paid, with respect to a particular class of common stock, in shares of that class.

Conversion Rights. Our common stock is not convertible.

Other Rights. The holders of our common stock will not have any preemptive or other similar rights to purchase any of our securities, cumulative voting, subscription, redemption or sinking fund rights (except for the subscription rights granted to Onex pursuant to the Registration Rights Agreement (as defined below)). See “—Registration Rights Agreement—Participation Right” below.

Right to Receive Liquidation Distributions. Upon our voluntary or involuntary liquidation, dissolution or winding up, the holders of our common stock are entitled to receive, on a pro rata basis, our assets which are legally available for distribution, after payment of all debts and other liabilities and subject to the rights of any holders of preferred stock then outstanding, to the holders of common stock.

Assessability. All shares of common stock outstanding upon the completion of this offering will be fully paid and non-assessable.

Preferred Stock

Preferred stock, if issued, would have priority over common stock with respect to dividends and other distributions, including the distribution of our assets upon liquidation. Unless required by law or by the rules of the New York Stock Exchange, our board of directors will have the authority, without further shareholder authorization, to issue from time to time shares of preferred stock in one or more series and to fix the terms, limitations, relative rights and preferences and variations of each series. Although we have no present plans to issue any shares of preferred stock, the issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could decrease the amount of earnings and assets available for distribution to the holders of common stock, could adversely affect the rights and powers, including voting rights of common stock, and could have the effect of delaying, deterring or preventing a change in control of us or an unsolicited acquisition proposal.

Record Holders

As of February 19, 2021, our outstanding shares of common stock were held of record by approximately 1,381 shareholders.

Registration Rights Agreement

We, Onex, certain of our directors and executive officers and other pre-IPO shareholders entered into a registration rights agreement dated October 3, 2011 in connection with the Onex Investment that was amended and restated on January 24, 2017 in connection with our IPO, amended on May 12, 2017 in connection with the May 2017 secondary public offering of our common stock and further amended on November 12, 2017 in connection with the November 2017 secondary public offering of our common stock (as amended and restated and as subsequently amended, the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, certain shareholders who are party to the Registration Rights Agreement have the right to require us to register their shares under the Securities Act under specified circumstances, including the right to require us to facilitate underwritten offerings as well as to make available shelf registration statements permitting sales of shares into the market from time to time over an extended period, and will have certain incidental registration rights. After registration pursuant to these rights, in most cases, these shares of our common stock will become freely tradable without restriction under the Securities Act.

Other Provisions

The registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares to be included in a registration statement and our right to delay or withdraw a registration statement under certain circumstances. We will generally pay all registration expenses in connection with our obligations under the Registration Rights Agreement, regardless of whether a registration statement is filed or becomes effective. The Registration Rights Agreement also contains customary cross-indemnification provisions, pursuant to which we are obligated to indemnify any selling shareholders in the event of material misstatements or omissions in the registration statement attributable to us, and each selling shareholder is obligated to indemnify us for material misstatements or omissions in the registration statement attributable to information specifically provided by such selling shareholder, which indemnification obligations will survive any termination of the Registration Rights Agreement.

Termination

The rights and obligations of the shareholders subject to the Registration Rights Agreement, on the one hand, and JELD-WEN, on the other hand, with respect to demand registration and piggyback registration rights will terminate when Onex ceases to own any “Registrable Securities”, as such term is defined in the Registration Rights Agreement.

Participation Right

For so long as Onex and its affiliates collectively own at least 5% of our outstanding common stock (calculated on an as-converted, fully diluted basis), Onex has the right to purchase its pro rata portion of the primary shares offered pursuant to any future public offering by us at the same price at which the common stock will be offered to the public pursuant to the offering.

Limitations on Directors’ Liability

Our certificate of incorporation and bylaws contain provisions indemnifying our directors and officers to the fullest extent permitted by Delaware law. We have entered into indemnification agreements with each of our directors which, in some cases, are broader than the specific indemnification provisions contained under Delaware law.

In addition, as permitted by the Delaware General Corporation Law (the “DGCL”), our certificate of incorporation provides that no director will be liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director. The effect of this provision is to restrict our rights and the rights of our shareholders in derivative suits to recover monetary damages against a director for breach of fiduciary duty as a director, except that a director will be personally liable for:

•	any breach of his or her duty of loyalty to us or our shareholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	the payment of dividends or the redemption or purchase of stock in violation of Delaware law; or

•	any transaction from which the director derived an improper personal benefit.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

This provision does not affect a director’s liability under the federal securities laws.

To the extent our directors, officers and controlling persons are indemnified under the provisions contained in our certificate of incorporation, our bylaws, the DGCL, or contractual arrangements against liabilities arising under the Securities Act, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Provisions of Our Certificate of Incorporation, Bylaws and the DGCL that May Have an Anti-Takeover Effect

Our certificate of incorporation, our bylaws and the DGCL contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors.

Certificate of Incorporation and Bylaws

Certain provisions in our certificate of incorporation and bylaws summarized below may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a shareholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by shareholders.

Among other things, our certificate of incorporation and bylaws:

•	authorize the issuance of blank check preferred stock that our board of directors could issue to increase the number of outstanding shares and to discourage a takeover attempt;

•	provide that our board of directors is expressly authorized to adopt, amend or repeal our bylaws; and

•	establish advance notice requirements for nominations for election to our board of directors or for proposing matters that can be acted upon by shareholders at shareholder meetings.

The foregoing provisions of our certificate of incorporation and bylaws could discourage potential acquisition proposals and could delay or prevent a change in control. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and in the policies formulated by the board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control. Further, these provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. However, these provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our common stock that could result from actual or rumored takeover attempts, and these provisions also may have the effect of preventing changes in our management.

Delaware Takeover Statute

Subject to certain exceptions, Section 203 of the DGCL prohibits a Delaware corporation from engaging in any “business combination” (as defined below) with any “interested stockholder” (as defined below) for a period of three years following the date that such stockholder became an interested stockholder, unless: (i) prior to such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder.

Section 203 of the DGCL defines “business combination” to include: (i) any merger or consolidation involving the corporation and the interested stockholder; (ii) any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder; (iii) subject to certain exceptions, any transaction that results in the issuance or transfer by interested stockholder; (ii) on consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (x) by persons who are directors and also officers and (y) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (iii) on or subsequent to such date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned the corporation of any stock of the corporation to the interested stockholder; (iv) any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or (v) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation. In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

We have elected not to be governed by Section 203 of the DGCL, as permitted under and pursuant to subsection (b)(3) of Section 203.

Corporate Opportunity

The DGCL permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to a corporation or its officers, directors, or shareholders. In our certificate of incorporation, to the fullest extent permitted by applicable law, we renounce any interest or expectancy that we have in any business opportunity, transaction, or other matter in which Onex, any officer, director, partner, or employee of any entity comprising an Onex entity, and any portfolio company in which such entities or persons have an equity interest (other than us) (each, an “Excluded Party”) participates or desires or seeks to participate in, even if the opportunity is one that we might reasonably be deemed to have pursued or have had the ability or desire to pursue if granted the opportunity to do so. Each such Excluded Party has no duty to communicate or offer such business opportunity to us and, to the fullest extent permitted by applicable law, is not liable to us or any of our shareholders for breach of any fiduciary or other duty, as a director or officer or controlling shareholder or otherwise, by reason of the fact that such Excluded Party pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to us. Notwithstanding the foregoing, our certificate of incorporation does not renounce any interest or expectancy we may have in any business opportunity, transaction or other matter that is (i) offered in writing solely to one of our directors or officers who is not also an Excluded Party, (ii) offered to an Excluded Party who is one of our directors, officers or employees and who is offered such opportunity solely in his or her capacity as one of our directors, officers or employees or (iii) identified by an Excluded Party solely through the disclosure of information by or on our behalf.

Choice of Forum

Our certificate of incorporation provides that the Court of Chancery of the State of Delaware will be the exclusive forum for any derivative action or proceeding brought on our behalf, any action or proceeding asserting a breach of fiduciary duty owed by any director or officer to us or our shareholders, any action or proceeding asserting a claim against us arising pursuant to the DGCL or our certificate of incorporation or bylaws or any action or proceeding asserting a claim against us that is governed by the internal affairs doctrine. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of claims to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers and may limit our shareholders’ ability to obtain a favorable judicial forum for disputes with us.

Stock Exchange Listing

Our common stock is listed on the New York Stock Exchange under the symbol “JELD”.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

SELLING SHAREHOLDERS

We may register for sale shares of our common stock covered by this prospectus for any selling shareholder named in a prospectus supplement. Since we are a WKSI, we may add secondary sales of our common stock by any selling shareholder by filing a prospectus supplement with the SEC. We may register these shares to permit selling shareholders to resell their shares when they deem appropriate. Except as may be set forth in any prospectus supplement, we will pay all of the expenses in connection with the registration and the sale of the shares, other than selling commissions and certain fees and expenses of counsel and other advisors to the selling shareholders. We will not receive any proceeds from the sale of shares of our common stock by the selling shareholders. Information concerning the selling shareholders may change from time to time, and any changed information will be set forth if and when required in the applicable prospectus supplement. To the extent that this prospectus is used by any selling shareholders to offer or sell any shares of our common stock, information with respect to the selling shareholders and the plan of distribution will be contained in a supplement to this prospectus, in a post-effective amendment or in filings we make with the SEC under the Exchange Act, which are incorporated by reference herein.

The selling shareholders may include Onex and its transferees, distributees, pledgees, donees, assignees or other successors. As of February 19, 2021, Onex beneficially owned, in the aggregate, approximately 32.9 million shares, or approximately 32.6% of our outstanding common stock. We cannot provide an estimate as to the number of shares of common stock that will be held by any selling shareholders upon consummation of any offering or offerings covered by this prospectus because a selling shareholder may offer some, all or none of such shareholder’s shares of common stock in any such offering or offerings.

We will provide to the selling shareholders copies of this prospectus and any applicable prospectus supplement and will take certain other actions as are required to permit unrestricted sales of the common stock to be sold by such selling shareholders.

PLAN OF DISTRIBUTION

We may sell our common stock: (a) through agents; (b) through underwriters, brokers or dealers; (c) directly to one or more purchasers, including through a specific bidding or auction process or otherwise; (d) in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act; or (e) through a combination of any of these methods of sale. The applicable prospectus supplement will set forth the terms of the particular offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters;

•	the respective amounts underwritten;

•	the nature of any material relationship between us and any underwriter;

•	the nature of the obligation of any underwriters to take shares of our common stock;

•	the name or names of any selling shareholders;

•	the purchase price of the shares of common stock being sold;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price and the net proceeds we will receive from such sale; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

We may distribute shares of our common stock from time to time in one or more transactions, including block transactions and transactions on any organized market where the securities may be traded. Shares of our common stock may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated or discounted prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling shares of our common stock. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of our common stock .

If underwriters or dealers are used in the sale of any shares, the shares will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any underwriting discounts or other compensation that we pay to underwriters or agents in connection with the offering of our common stock, and any discounts, concessions or commissions that underwriters allow to dealers, will be set forth in the applicable prospectus supplement. Underwriters may sell shares of our common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from such underwriters and commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of our common stock may be deemed to be underwriters under the Securities Act and any discounts or commissions they receive from us and any profit on the resale of our common stock they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from us will be described in the applicable supplement to this prospectus. Unless otherwise set forth in the supplement to this prospectus relating thereto, the obligations of any underwriters or agents to purchase shares of our common stock will be subject to conditions precedent and any underwriters will be obligated to purchase all offered shares of common stock if any are purchased. The public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Any common stock sold by us or any selling shareholder pursuant to this prospectus and any applicable prospectus supplement will be approved for trading, upon notice of issuance, on the New York Stock Exchange.

Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

Underwriters, dealers or any other third parties described above may offer and sell the offered shares from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The shares of common stock may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by the underwriters. Any selling stockholders may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in the prospectus supplement, naming the underwriter or underwriters.

Offered shares may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, or otherwise, by one or more marketing firms, acting as principals for their own accounts or as agents for the selling stockholders. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

In connection with any sale of our common stock by us or any selling shareholder pursuant to this prospectus and any applicable prospectus supplement, an underwriter may purchase and sell shares in the open market and may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with securities laws. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bidders to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of our common stock to be higher than it would otherwise be. Any underwriters may engage in these activities on any exchange or other market in which our common stock may be traded. If commenced, underwriters may discontinue these activities at any time.

Any underwriters and their affiliates may be customers of, engage in transactions with and perform services for, us, our subsidiaries and any selling shareholder in the ordinary course of business.

Our common stock is listed on the New York Stock Exchange under the symbol “JELD”.

The specific terms of the lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

Selling Shareholders

The selling shareholders to be identified in one or more prospectus supplements may sell the shares of our common stock covered by this prospectus from time to time to one or more purchasers. The selling shareholders may use any one or more of the following methods when selling shares of our common stock:

•

through underwriters, brokers or dealers (who may act as agent or principal and who may receive compensation in the form of discounts, concessions or commissions from the selling shareholders, the purchaser or such other persons who may be effecting such sales) for resale to the public or to institutional investors at various times;

•

through negotiated transactions, including, but not limited to, block trades in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker or dealer as principal and resale by that broker or dealer for its account;

•

on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices;

•	through “at the market” offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act;

•	in private transactions other than exchange or quotation service transactions;

•

short sales (including short sales “against the box”), purchases or sales of put, call or other types of options, forward delivery contracts, swaps, offerings of structured equity-linked securities or other derivative transactions or securities;

•	hedging transactions, including, but not limited to:

•	transactions with a broker-dealer or its affiliate, whereby the broker-dealer or its affiliate will engage in short sales of shares and may use shares to close out its short position;

•	options or other types of transactions that require the delivery of shares to a broker-dealer or an affiliate thereof, which will then resell or transfer the shares; or

•	loans or pledges of shares to a broker-dealer or an affiliate, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares;

•	through offerings of securities exercisable, convertible or exchangeable for shares, including, without limitation, securities issued by trusts, investment companies or other entities;

•	offerings directly to one or more purchasers, including institutional investors;

•	through ordinary brokerage transactions and transactions in which a broker solicits purchasers;

•	through distribution to the security holders of the selling shareholders;

•	by pledge to secure debts and other obligations;

•	through a combination of any such methods of sale; or

•	through any other method permitted under applicable law.

Each selling shareholder may be deemed to be a statutory underwriter under the Securities Act. In addition, any broker-dealers who act in connection with the sale of the shares hereunder may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and profit on any resale of the shares as principal may be deemed to be underwriting discounts and commissions under the Securities Act.

Broker-dealers engaged by a selling shareholder may arrange for other brokers-dealers to participate in sales. Such broker-dealers and any other participating broker-dealers or agents may, in connection with such sales, be deemed to be underwriters within the meaning of the Securities Act. If a selling shareholder effects such transactions through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from such selling shareholder or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal, or both (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be less than or in excess of those customary in the types of transactions involved). Any discounts or commissions received by any such underwriters, broker-dealers or agents, as well as profit on any resale of the shares, may be deemed to be underwriting discounts and commissions under the Securities Act.

From time to time, any selling shareholder may pledge, hypothecate or grant a security interest in some or all of the common stock owned by it. The pledgees, secured parties or persons to whom the shares have been hypothecated will, upon foreclosure, be deemed to be selling shareholders. The number of shares of a selling shareholder’s common stock offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling shareholder’s common stock will otherwise remain unchanged. In addition, a selling shareholder may, from time to time, sell short, and, in those instances, this prospectus may be delivered in connection with the short sales and the common stock offered under this prospectus may be used to cover short sales.

Any selling shareholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of our common stock in the course of hedging the positions they assume with such selling shareholder, including, without limitation, in connection with distributions of common stock by those broker-dealers. Any selling shareholder may enter into option or other transactions with broker-dealers that involve the delivery of common stock offered hereby to the broker-dealers, who may then resell or otherwise transfer such shares of common stock.

A selling shareholder that is an entity may elect to make a pro rata in-kind distribution of common stock to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or shareholders would thereby receive freely tradable shares of common stock pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit such distributee to use the prospectus to resell the common stock acquired in the distribution. A selling shareholder that is an individual may make gifts of common stock covered hereby. Such donees may use the prospectus to resell the common stock or, if required by law, we may file a prospectus supplement naming such donees.

We are not aware of any plans, arrangements or understandings between any selling shareholder and any underwriter, broker-dealer or agent regarding the sale of our common stock by any shareholder. There can be no assurance that any selling shareholders will sell any or all of the shares of common stock registered pursuant to the registration statement of which this prospectus or any applicable prospectus supplement forms a part. In addition, we cannot assure you that any selling shareholder will not transfer, devise or gift our common stock by other means not described in this prospectus.

If an underwriter is utilized in the sale of common stock being offered by a selling shareholder pursuant to this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale of those shares of common stock. The specific terms of any lock-up provisions in respect of any given offering will be described in the underwriting agreement and in the applicable prospectus supplement.

We and the selling shareholders may enter agreements under which underwriters, broker-dealers and agents who participate in the distribution of our common stock may be entitled to indemnification by us and the selling shareholders against certain liabilities, including liabilities arising under the Securities Act, and to contribution with respect to payments which the underwriters, broker-dealers or agents may be required to make.

LEGAL MATTERS

Legal matters with respect to the validity of the shares of our common stock offered under this prospectus and any applicable supplement will be passed upon for us by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York. Unless otherwise specified in the applicable prospectus supplement, certain legal matters with respect to the shares of our common stock offered under this prospectus will be passed upon for the underwriters by Cleary Gottlieb Steen  & Hamilton LLP, New York, New York.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Such reports and other information filed by us with the SEC are available free of charge on our website at investors.jeld-wen.com when such reports are made available on the SEC’s website at www.sec.gov. You may also request copies of those documents, at no cost to you, by contacting us at the following address:

JELD-WEN Holding, Inc.

2645 Silver Crescent Drive

Charlotte, North Carolina 28273

Attention: Shareholder Services

877-592-7575

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC. This prospectus does not contain all of the information in the registration statement. Statements contained or incorporated by reference in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. You may review a copy of the registration statement through the SEC’s website.

Our website and the information contained or connected to our website is not incorporated by reference in this prospectus or any accompanying supplement, and you should not consider it part of this prospectus or any prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring to those documents. We hereby “incorporate by reference” the documents listed below, which means that we are disclosing important information to you by referring you to those documents. The information that we file later with the SEC will automatically update and in some cases supersede this information. Specifically, we incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 23, 2021; and

•

the description of our common stock included in our registration statement on Form 8-A filed with the SEC on January 27, 2017 and any amendment or report filed with the SEC for the purpose of updating the description.

In addition, we incorporate by reference all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of the offering of the shares of our common stock covered by this prospectus (not including any information furnished under Item 2.02, 7.01 or 9.01 of Form 8-K or any other information that is identified as “furnished” rather than filed, which information is not incorporated by reference herein).

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document that also is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference thereto. Requests for such copies should be directed to our Shareholder Services department at the following address:

JELD-WEN Holding, Inc.

2645 Silver Crescent Drive

Charlotte, North Carolina 28273

Attention: Shareholder Services

877-592-7575

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	Other Expenses of Issuance and Distribution

The following table sets forth various costs and expenses payable in connection with the issuance and distribution of shares of our common stock being registered hereby. Except as otherwise noted, the registrant will pay all of the costs and expenses set forth in the following table.

	See Note
SEC registration fee		(1)
Printing expenses		(2)
Accounting fees and expenses		(2)
Transfer agent fees		(2)
Legal fees and expenses		(2)
Miscellaneous		(2)

Total		(2)

(1)	Applicable SEC registration fees have been deferred in accordance with Rules 456(b) and 457(r) of the Securities Act.
(2)	These fees are calculated based on the number of shares of our common stock being offered and the number of issuances and accordingly cannot be estimated at this time.

ITEM 15.	Indemnification of Directors and Officers

Section 102 of the DGCL allows a corporation to eliminate the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except in cases where the director breached his or her duty of loyalty to the corporation or its stockholders, failed to act in good faith, engaged in intentional misconduct or a knowing violation of the law, willfully or negligently authorized the unlawful payment of a dividend, approved an unlawful stock redemption or repurchase or obtained an improper personal benefit. The registrant’s certificate of incorporation contains a provision which eliminates directors’ personal liability as set forth above.

The registrant’s certificate of incorporation and bylaws provide in effect that the registrant shall indemnify its directors and officers to the extent permitted by the Delaware law. Section 145 of the DGCL provides that a Delaware corporation has the power to indemnify its directors, officers, employees, and agents in certain circumstances. Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, provided that such director, officer, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director, officer, employee or agent had no reasonable cause to believe that his or her conduct was unlawful.

Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Section 145 further provides that to the extent that a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith; that indemnification provided by Section 145 shall not be deemed exclusive of any other rights to which the party seeking indemnification may be entitled; that the corporation is empowered to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145; and that, unless indemnification is ordered by a court, the determination that indemnification under subsections (a) and (b) of Section 145 is proper because the director, officer, employee or agent has met the applicable standard of conduct under such subsections shall be made by (i) a majority vote of the directors who are not parties to such action, suit or proceeding (or a committee of such directors designated by majority vote of such directors), even though less than a quorum, (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iii) by the stockholders.

The right to indemnification conferred by the registrant’s certificate of incorporation and bylaws also includes the right to be paid the expenses (including attorneys’ fees) incurred by a present or former director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding in advance of its final disposition, provided, however, that if Delaware law requires, an advancement of expenses incurred by a director or officer in his or her capacity as a director or officer shall be made only upon delivery to the registrant of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified for such expenses under the registrant’s certificate of incorporation, bylaws, or otherwise.

In addition, the registrant has entered into indemnification agreements with each of its directors and certain of its officers, a form of which is filed as Exhibit 10.34 to the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020. These agreements require the registrant to indemnify such persons to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to the registrant, and to advance expenses incurred as a result of any action, suit or proceeding against them as to which they could be indemnified.

The registrant has in effect insurance policies for general officers’ and directors’ liability insurance covering all of its officers and directors.

Item 16.	Exhibits and Financial Statement Schedules

The following exhibits are filed as part of this registration statement:

Exhibit Number	Description

1.1	Form of Underwriting Agreement.*

3.1	Amended and Restated Certificate of Incorporation of JELD-WEN Holding, Inc. (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on May 13, 2020).

3.2	Second Amended and Restated Bylaws of JELD-WEN Holding, Inc. (incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K filed with the SEC on May 13, 2020).

4.1	Specimen Stock Certificate of JELD-WEN Holding, Inc. (incorporated by reference to Exhibit 4.1 to our Registration Statement on Form S-1/A (File no. 333-211761) filed with the SEC on January 5, 2017).

4.2	Amended and Restated Registration Rights Agreement, among JELD-WEN Holding, Inc., Onex Partners III LP, Onex Advisor III LLC, Onex Partners III GP LP, Onex Partners III PV LP, Onex Partners III Select LP, Onex US Principals LP, Onex Corporation, Onex American Holdings II LLC, BP EI LLC, 1597257 Ontario Inc. and the other parties thereto, dated January 24, 2017 (incorporated by reference to Exhibit 4.2 to our Annual Report on Form 10-K filed with the SEC on March 3, 2017).

4.3	Amendment No. 1 to Amended and Restated Registration Rights Agreement, among JELD-WEN Holding, Inc., Onex Partners III LP, Onex Advisor III LLC, Onex Partners III GP LP, Onex Partners III PV LP, Onex Partners III Select LP, Onex US Principals LP, Onex Corporation, Onex American Holdings II LLC, BP EI LLC, 1597257 Ontario Inc. and the other parties thereto, dated May 12, 2017 (incorporated by reference to Exhibit 4.3 to our Registration Statement on Form S-1 filed with the SEC on May 15, 2017).

4.4	Amendment No. 2 to Amended and Restated Registration Rights Agreement, among JELD-WEN Holding, Inc., Onex Partners III LP, Onex Advisor III LLC, Onex Partners III GP LP, Onex Partners III PV LP, Onex Partners III Select LP, Onex US Principals LP, Onex Corporation, Onex American Holdings II LLC, BP EI LLC, 1597257 Ontario Inc. and the other parties thereto, dated November 12, 2017 (incorporated by reference to Exhibit 4.4 to our Registration Statement on Form S-1 filed with the SEC on November 13, 2017).

4.5	Letter Agreement, by and between JELD-WEN Holding, Inc. and the shareholder party thereto, dated February 19, 2020 (incorporated by reference to Exhibit 10.38 to our Annual Report on Form 10-K filed with the SEC on February 23, 2020).

5.1	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP.

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (contained in legal opinion filed as Exhibit 5.1).

24.1	Powers of Attorney (included on signature pages hereto).

*	To be filed by amendment or as an exhibit to a document incorporated by reference herein in connection with an offering of the offered shares of our common stock.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(8) That, for purposes of determining any liability under the Securities Act of 1933:

(i) The information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(ii) Each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on this 1st day of March, 2021.

JELD-WEN HOLDING, INC.

By:	/s/ John Linker
John Linker
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of JELD-WEN Holding, Inc. constitutes and appoints each of John Linker and Roya Behnia, or either of them, each acting alone, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifying and confirming all that either of the said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gary S. Michel Gary S. Michel	Chief Executive Officer, President, and Director (Principal Executive Officer)	March 1, 2021

/s/ John Linker John Linker	Chief Financial Officer (Principal Financial Officer)	March 1, 2021

/s/ Scott Vining Scott Vining	Chief Accounting Officer (Principal Accounting Officer)	March 1, 2021

/s/ Matthew Ross Matthew Ross	Chairman of the Board of Directors	March 1, 2021

/s/ Roderick C. Wendt Roderick C. Wendt	Vice Chairman of the Board of Directors	March 1, 2021

/s/ William Banholzer William Banholzer	Director	March 1, 2021

/s/ Martha (Stormy) Byorum Martha (Stormy) Byorum	Director	March 1, 2021

/s/ Greg G. Maxwell Greg G. Maxwell	Director	March 1, 2021

/s/ Anthony Munk Anthony Munk	Director	March 1, 2021

/s/ Suzanne Stefany Suzanne Stefany	Director	March 1, 2021

/s/ Bruce Taten Bruce Taten	Director	March 1, 2021

/s/ Steven E. Wynne Steven E. Wynne	Director	March 1, 2021